UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 18, 2012, Wells Real Estate Investment Trust II, Inc. (the “Company”) held its annual meeting of stockholders at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Johns Creek, Georgia. The matters submitted to the stockholders for a vote were (i) the election of nine directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, and (ii) a proposal to approve an amendment and restatement of the Company's charter. The Company did not hold a vote on the third proposal presented in its proxy materials as it was not necessary to adjourn the annual meeting to solicit additional proxies in favor of the proposal to amend and restate the Company's charter.

The nominees submitted for election as directors were Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, E. Nelson Mills, George W. Sands, Neil H. Strickland, Leo F. Wells, III, and Douglas P. Williams. The number of votes cast for and votes withheld for each of the director nominees was as follows:

Name	For	Withhold
Charles R. Brown	292,098,396.4	17,081,165.9
Richard W. Carpenter	291,971,471.4	17,208,090.9
Bud Carter	291,960,697.1	17,218,865.2
John L. Dixon	292,250,631.5	16,928,930.8
E. Nelson Mills	292,199,554.2	16,980,008.1
George W. Sands	292,210,812.7	16,968,749.6
Neil H. Strickland	292,011,597.6	17,167,964.7
Leo F. Wells, III	291,744,340.8	17,435,221.5
Douglas P. Williams	292,281,805.4	16,897,756.9

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

The following are the voting results with respect to the amendment and restatement of the Company's charter (the proposal below is described in detail in the proxy statement related to the annual meeting of stockholders):

Proposal	For	Against	Abstain
Approve an amendment and restatement of the Company's charter	277,364,252.8	11,726,955.8	20,088,353.7

The amendment and restatement of the Company's charter was approved and the Second Articles of Amendment and Restatement were filed in Maryland and became effective on July 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 20, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President